EXHIBIT A

                                                        AS AMENDED MAY 11, 1995

                                INTELLICALL, INC.
                             1991 STOCK OPTION PLAN


     WHEREAS, the Company previously adopted the Intellicall, Inc. Incentive Stock Option Plan, the Intellicall, Inc. Non-Qualified Stock Option Plan and the Intellicall, Inc. Directors' Stock Option Plan (collectively, the "Plans"), and

     WHEREAS, the Plans were previously approved by shareholders in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and

     WHEREAS, the Company wishes to administer the Plans as a single Plan in compliance with Rule 16b-3;

     NOW, THEREFORE, the Plans are restated in their entirety in a single document and shall be known as the Intellicall, Inc. 1991 Stock Option Plan.

     1. Purpose. The purpose of this Plan is to strengthen Intellicall, Inc. by providing an incentive to its key employees and directors thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to key employees and directors of the Company an added long-term incentive for high levels of performance and unusual efforts through the grant of options to purchase shares of the Company's common stock under the Intellicall, Inc. 1991 Stock Option Plan.

     2. Definitions. For purposes of the Plan:

     (a) "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

     (b) "Board" means the Board of Directors of the Company.

     (c ) "Cause" means (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of an Optionee's duties, (iii) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or (iv) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties (other than traffic violations or similar offenses).

     (d) "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares or other similar events.



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     (e) A "Change in Control"  shall be deemed to have  occurred when the first of the following events occurs:

          (i) when the Company acquires actual knowledge that any person or group (as such terms are used in Sections 13(d) and 14(d) (2) of the Exchange Act), other than an employee benefit plan established or maintained by the Company or any of its subsidiaries or the current largest stockholder, is or becomes the beneficial owner (as defined under Rule 13d-3 of the Exchange
               Act) directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors; (ii) upon the approval by the Company's stockholders of (A) a merger or consolidation of the Company with or into another Corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of common stock), (B) a sale or disposition of all or substantially all of the Company's assets of (C) a plan of liquidation or dissolution of the Company; or
               (iii) if, at any time, two-thirds of the members of the Board are not "Continuing Directors." For this purpose "Continuing Directors" shall mean the members of the Board of Directors as of May 1, 1991, and any individual who becomes a member of the Board thereafter if his or her election or nomination for election as a director was approved by a vote or at least two-thirds of the Continuing Directors then in office.

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g)  "Committee"  means  a  committee   consisting  of  at  least  two  (2)
     Disinterested Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

     (h) "Company" means Intellicall, Inc., a Delaware corporation.

     (i) "Director Option" means an Option granted to a Nonemployee Director pursuant to Section 5.

     (j) "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

     (k) "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

     (l) "Eligible Employee" means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options subject to the conditions set forth herein.


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     (m)  "Employee  Options"  means an Option  granted to an Eligible  Employee pursuant to Section 6.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Fair Market Value" on any date means the closing price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such then market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 422 of the Code.

     (p) "Incentive Stock Option" means an Option satisfying the requirements of
     Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

     (q) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     (r) "Nonemployee Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

     (s) "Option" means an Employee Option, a Director Option, or either or both of them.

     (t) "Optionee" means a person to whom an Option has been granted under the Plan.

     (u) "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

     (v) "Plan" means the Intellicall, Inc. 1991 Stock Option Plan.

     (w) "Shares" means the common stock, par value $.01 per share, of the Company.

     (x) "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

     (y) "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.


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     (z) "Ten-Percent  Stockholder" means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

     3. Administration.

     (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a Disinterested Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

     (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to determine those Eligible Employees to whom Employee Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

     (c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

               (1) to construe and interpret the Plan and the Options granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and all other persons having any interest therein;


                                      - 4 -

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               (2) to determine  the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

               (3) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

               (4) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4.       Stock Subject to Program.

     (a) The maximum number of Shares that may be made the subject of Options granted under the Plan is as follows: 1,525,000 Shares (1,995,000 per proposed amendment) with respect to Incentive Stock Options; 600,000 Shares with respect to Nonqualified Stock Options; and 350,000 Shares with respect to Director Options (or, in each case, the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 8) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

     (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated for any reason (other than upon the surrender of the Option pursuant to Section 7(e) hereof), the Shares allocable to the cancelled or otherwise terminated Option or portion thereof may again be the subject of Options granted hereunder.

         5.       Options Grants for Nonemployee Directors.

     (a) Grant. Each Nonemployee Director as of February 1, 1993 who has not previously been granted any Director Options or who has surrendered for cancellation all Director Options previously granted to him shall receive a grant of Director Options in respect of (i) 20,000 Shares on February 1, 1993 and (ii) 10,000 Shares on February 1, 1994. Thereafter, each person who first becomes a Nonemployee Director subsequent to February 1, 1993 shall receive a grant of Director Options in respect of (i) 20,000 Shares on the first business day of February subsequent to the date such Nonemployee Director first becomes a Nonemployee Director (the "Election Date") and (ii) 10,000 Shares on the first business day of February of the year next succeeding the Election Date. The purchase price therefor of each Director Option shall be as provided in this Section 5 and such Director Options shall be exercisable, in whole or in part, in four equal installments as follows: (i) with respect to the first installment, immediately upon execution and delivery of the Director Option (the "Grant"), (ii) with respect to the second installment, on December 31, of the year of the Grant, (iii) with respect to the third installment, on December 31 of the year next succeeding the year of the Grant, and (iv) with respect to the last installment, on December 31 of the year two years after the date of the Grant. Such Director

                                      - 5 -

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     Options shall be evidenced by an Agreement  containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board.

     (b) Purchase Price. The purchase price for Shares under each Director Option shall be at least equal to 100% of the Fair Market Value of a Share on the date the Director Option is granted.

     (c) Duration. Director Options shall be for a term of ten (10) years.

     (d) Amendment. The provisions in this Section 5 shall not be amended more than once every six months, other than to comport with changes in the Code or the rules and regulations thereunder.

     6. Option Grants for Eligible Employees.

     (a) Grant. Subject to the provisions of the Plan and to Section 4 (a) above, the Committee shall have full and final authority to select those Eligible Employees who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement; provided, however, that no Eligible Employee shall receive any Incentive Stock Options unless he is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted.

     (b) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement, provided that the purchase price per Share under each Employee Option shall not be less than 100% of the Fair Market Value of a Share on the date the Employee Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

     (c) Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that no Employee Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

     (d) Modification or Substitution. The Committee may, in its discretion, modify outstanding Employee Options or accept the surrender or outstanding Employee Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.




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     7. Terms and Conditions Applicable to All Options

     (a) Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

     (b) Vesting and Method of Exercise.

               (1) Subject to Section 7(e) hereof, each Option shall become exercisable in the manner, including installments (which need not be equal), and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installment shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires; provided, however, that the Agreement may provide for the forfeiture of vested and non-vested Options upon the occurrence of specified events. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

               (2) The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, by any one or a combination of the following: (i) cash or
          (ii) transferring Shares to the Company upon such terms and conditions as determined by the Committee. The written notice pursuant to this
          Section 7(b)(2) may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

     (c) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and
     (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

                                      - 7 -

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     (d) Termination of Employment or Service.  Unless otherwise provided in the
     Agreement evidencing the Option, an Option shall terminate upon or following an Optionee's termination of employment with the Company and its Subsidiaries or service as a director of the Company and its Subsidiaries as follows:

               (1) if an Optionee's employment or service as a director terminates for any reason other than death, Disability or Cause, the Optionee may at any time within three (3) months after his or her termination of employment or service as a director, exercise an Option to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of termination;

               (2) in the event the Optionee's employment or service as a director terminates as a result of Disability, the optionee may at any time within one (1) year after such termination exercise such Option to the extent, and only to the extent, the Option or portion thereof was exercisable at the date of such termination;

               (3) if an Optionee's employment or service as a director terminates for Cause, the Option shall terminate immediately and no rights thereunder may be exercised;

               (4) if an Optionee dies while a director or an employee of the Company or any Subsidiary or within three months after termination as described in clause (1) of this Section 7(d) or within one (1) year after termination as a result of Disability as described in clause (2) of this Section 7(d), the Option may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.

     Notwithstanding the foregoing, (i) in no event may any Option be exercised by anyone after the expiration of the term of the Option and (ii) a termination of service as a director shall not be deemed to occur so long as the director continues to serve the Company as either a director or director emeritus.

     (e) Effect of Change in Control.

     Notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.



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     8. Adjustment Upon Changes in Capitalization.

     (a) Subject to Section 9, in the event of a Change in Capitalization, the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable shall be appropriately and equitable adjusted.

     (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h) (3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

     (c) If, by reason of a change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

     9. Effect of Certain Transactions.

     Subject to Section 7(e), in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction "), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share. In the event that, after a Transaction, there occurs any change of a type described in Section 2(d) hereof with respect to the shares of the surviving or resulting corporation, then adjustments similar to, and subject to the same conditions as, those in Section 8 hereof shall be made by the Committee.

     10. Termination and Amendment of the Plan.

     (a) The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. The Board may sooner terminate or amend the Plan at any time and from time to time; provided, however, that to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months after the date of adoption of such amendment.


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     (b) Except as provided in Sections 8 and 9 hereof,  rights and  obligations under any Option  granted  before any amendment or  termination of the Plan
     shall  not  be  adversely   altered  or  impaired  by  such   amendment  or
     termination, except with the consent of the Optionee, nor shall any amendment or termination deprive any Optionee of any Shares which he may have acquired through or as a result of the Plan.

     11. Non-Exclusivity of the Plan. The Adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     12. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

     (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

     (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

     (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

     (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

     13. Regulations and Other Approvals; Governing Law.

     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas.

     (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.


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



     (d) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     (e) Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     (f) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares upon exercise of an Option, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

     14. Miscellaneous.

     (a) Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Employee.

     (b) Withholding of Taxes.

               (1) The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Shares upon exercise of an Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the Withholding Taxes to the company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date preceding the date of exercise, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under Section 16(b) of the Exchange Act either (i) (A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six (6) months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six (6) months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under
          Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16b of the Exchange Act.

               (2) If an  Optionee  makes a  disposition,  within the meaning of
          Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

     15. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board.

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